Exhibit 99.2

GSI GROUP INC.

Sales, Gross Profit and Operating Income by Reportable Segment

(UNAUDITED)

	Three Months Ended				Twelve Months Ended	Three Months Ended				Twelve Months Ended
	March 30, 2012	June 29, 2012	September 28, 2012	December 31, 2012	December 31, 2012	March 29, 2013	June 28, 2013	September 27, 2013	December 31, 2013	December 31, 2013
Sales:
Laser Products	$44,162	$46,297	$48,369	$47,513	$186,341	$46,208	$45,971	$50,340	$48,781	$191,300
Medical Technologies	6,851	6,189	5,770	7,105	25,915	23,557	22,135	19,718	24,866	90,276
Precision Motion	14,173	17,893	15,381	11,795	59,242	13,349	17,201	15,426	14,060	60,036

Total	$65,186	$70,379	$69,520	$66,413	$271,498	$83,114	$85,307	$85,484	$87,707	$341,612

Gross profit:
Laser Products	$18,585	$18,853	$19,245	$18,773	$75,456	$18,038	$17,937	$20,882	$19,183	$76,040
Medical Technologies	3,296	3,299	2,931	3,623	13,149	9,463	8,273	7,535	10,553	35,824
Precision Motion	5,982	8,750	6,972	5,092	26,796	5,769	8,290	7,429	6,291	27,779
Corporate, Shared Services and Unallocated	(182)	(235)	(295)	(213)	(925)	(107)	(1)	(55)	(31)	(194)

Total	$27,681	$30,667	$28,853	$27,275	$114,476	$33,163	$34,499	$35,791	$35,996	$139,449

Gross profit percentages:
Laser Products	42.1%	40.7%	39.8%	39.5%	40.5%	39.0%	39.0%	41.5%	39.3%	39.7%
Medical Technologies	48.1%	53.3%	50.8%	51.0%	50.7%	40.2%	37.4%	38.2%	42.4%	39.7%
Precision Motion	42.2%	48.9%	45.3%	43.2%	45.2%	43.2%	48.2%	48.2%	44.7%	46.3%

Total	42.5%	43.6%	41.5%	41.1%	42.2%	39.9%	40.4%	41.9%	41.0%	40.8%
Operating income:
Laser Products	$3,880	$4,054	$5,379	$5,912	$19,225	$4,207	$4,398	$7,653	$7,130	$23,388
Medical Technologies	2,149	2,018	1,790	2,328	8,285	1,445	399	(469)	2,191	3,566
Precision Motion	2,004	4,348	1,899	1,231	9,482	2,014	4,420	3,223	2,405	12,062
Corporate, Shared Services and Unallocated	(5,212)	(5,323)	(5,276)	(6,174)	(21,985)	(6,717)	(4,870)	(4,689)	(5,049)	(21,325)

Total	$2,821	$5,097	$3,792	$3,297	$15,007	$949	$4,347	$5,718	$6,677	$17,691